NASDAQ: CNFR Fulfilling the Unique Needs of Specialty Insurance Markets as a Long-Term Partner February 24, 2021 Exhibit 99.1

Safe Harbor Statement 2

Conifer Holdings, Inc. provides niche market insurance programs through Conifer Insurance Company and White Pine Insurance Company on both an admitted and E&S basis. Conifer’s Infrastructure 3

Our History 4

Conifer Response: COVID-19 COVID-19 Conifer is proactively managing the challenges created by the onset of the novel coronavirus (COVID-19). Our primary concern has been the health and welfare of employees, families, associates, agents and insureds. From late March 2020 to present, our entire team has worked from home. The transition took place without disrupting our operations or our ability to serve our business partners. This is a strong indicator of our resilience and capacity to manage remote operations as long as necessary. As of February 2021 Robust business continuity plan and significant investments in technology infrastructure have paid off. While Conifer does focus on hospitality and small business commercial accounts, its policy coverages are largely limited to property and general liability. In fact, hospitality and small business commercial policies have yielded lower claim volumes and fewer litigated claims during the COVID period. Minimal exposure to workers’ compensation. No exposure to: First responders Travel insurance Event cancellation Overseas policy exposure 5

Q4 2020 Highlights Top Line Growth in Commercial Lines GWP Q4 2020: $26.4M +13.3% over Q4 2019 Achieving rate across many lines Focus on additional profitable core premium Personal Lines Growth in Profitable Programs Low-value dwelling products and performance align with Company targets Consistent profitability adding to the bottom line Book Value of $4.59 per share Shareholders’ equity of $44.4M Does not include $13.3M of DTA ($1.37 per share) Total adjusted book value of $5.96 as of quarter ended December 31, 2020 Profitable Operations in Q4 2020 6

Investment Thesis Focused Expertise in Niche Specialty Insurance Markets Operating Trends Moving in the Right Direction 2 Attractive Entry Point Valuation Based on Operating Trajectory 3 1 7

Our Lines Of Business Commercial Personal Gross Written Premium for Q4 2020: $28.9 Million, up 13.7% YoY 8

Example: Restaurants, Bars and Taverns Conifer has had ties to the Hospitality Industry since the late 1980s, providing coverage and peace of mind for proprietors. Experts in Niche Markets Commercial Lines 9

Focus on classes where we have deep underwriting knowledge and experience Partner with retail and select wholesale agencies and retain underwriting authority in-house: Underwriting teams have established strong relationships with retail and wholesale specialists in these lines of business With agents who specialize in our unique classes, we remain closer to our insureds and underwrite a stronger account / risk profile overall A hallmark of our success has always been tight agent relationships that generate high account retention: Commercial retention in the quarter was over 90%. High account retention allows us to selectively grow market share where we see the best pricing and profitability. Leverage ability to write on E&S and admitted paper for rate and form flexibility: Our markets are firming, and we are seeing rate increases in our specialty markets – especially Excess & Surplus lines In general, this has contributed to overall higher account retention, and more rate per risk. High single digits generally, low double digits for most classes, and even higher increases for auto insureds. Maintain low limits as much as possible: vast majority of property TIV is under $1M Also, we are seeing select participants exiting and leading to some market share movement in our space Continuing to emphasize specialty business, our premium mix remains firmly dedicated to Commercial Lines with 91% Specialty Commercial and only 9% Personal Lines as of 12/31/20 Commercial Lines Focus: Disciplined, Quality Underwriting 10

+13.3% Gross Written Premium Commercial Lines represented roughly 91% of the premium written in Q4 2020 Michigan state premium increasing as Florida exposure decreases Conifer continues to write Commercial Lines in all 50 states Commercial Lines 11

Low value dwelling focus Underwriting teams have established strong relationships with retail and wholesale specialists in low value dwelling markets Leverage ability to write on E&S and admitted paper, where possible, for rate and form flexibility Utilize technology to appropriately price our property risks – for example, employing satellite imagery software for positive roof selection Improved technology to streamline claims process – for example, text messaging with claimants (including in-app translation capability) Maintain competitive advantage in ease of use for agency portal and submission/bind process Cloud-based agency portal system with strong data mining and predictive outcome capabilities Redesigned insurance company websites with the agent experience in mind Maintain rate and underwriting discipline regardless of market cycles Wind driven premium has been largely non-renewed, which lowered overall PML by up to 90% 12 Personal Lines Focus: Niche Specialty Homeowners Products

Gross Written Premium Personal Lines production was approximately 9% of total premium in Q4 2020 Growth in low-value dwelling segment with Texas as largest state Continuing efforts to reduce wind exposure overall +18.5% Personal Lines 13

Sycamore Insurance Agency, Inc. Acts as a wholesaler / surplus lines broker / retail agent recording non-risk revenue on business we place with other companies. Can pay E&S taxes and fees on behalf of retail agents, giving greater access to see more tailored risks from a wider distribution pool. We expect that Sycamore’s revenue opportunities will continue to grow: Total Commission Revenue from third party or affiliated sources was $7.6M in 2020 Agency: Upside Benefits Fee-based Business / Risk-free Revenue 14

Operating Trends Moving in the Right Direction Attractive Entry Point Valuation Based on Operating Trajectory Focused Expertise in Niche Specialty Insurance Markets 2 3 1 Investment Thesis 15

Strategic Initiatives: Progress to Date Writing Specialty Commercial Lines Significant rate increases Infrastructure in place to handle anticipated growth Reducing exposure to underperforming markets (example: exiting select FL commercial lines) Expense management ongoing Focus on Small Commercial Business Experiencing premium growth Achieving appropriate scale Substantial decrease in number of open claims leads to more predictable loss-cost predictions in future periods Consistent quarter-over-quarter expense ratio improvements anticipated 16

Q4 2020 Results Overview Gross Written Premium: GWP was $28.9M in Q4 2020 Commercial Lines GWP increased approximately 13.3% over Q4 2019 Commercial Lines accident year combined ratio was 93.2% for the three months Personal Lines GWP increased 18.5% over Q4 2019, in historically profitable business lines Personal Lines accident year combined ratio was 90.1% for the three months Overall GWP increase of 13.7% from Q4 2019 Net Earned Premium: NEP was $23.1M in Q4 2020, compared to $23.3M in Q4 2019 Commercial Lines NEP declined 1.3% to $21.3M for Q4 2020 Personal Lines NEP was $1.8M for Q4 2020, a 6% increase over the same period in 2019 Gross Written Premium +13.7% 17

Continued focus on disciplined underwriting Commercial Lines combined ratio of 111.3% Prior year development stemming from 2018 and prior years - largely related to quick service restaurants Since 2018, significant re-underwriting has taken place in QSR eliminating poor performers and geographies from the book Premiums down to select core performing book Personal Lines combined ratio improved to 103.3% 91% of total premiums in Q4 2020 were from core commercial business Expect continued growth in small business programs in 2021 and beyond Q4 2020 Results Overview Combined Ratio 18

For Q4 2020, the consolidated loss ratio was 66.7%, compared to 68.6% in Q4 2019 Commercial Lines loss ratio was 67.2% Personal Lines loss ratio was 61.0% Emphasis on Low Value Dwelling Personal Lines premium leading to outperformance Commercial lines continues to focus on disciplined growth in solidly performing core lines of business Q4 2020 Results Overview Loss Ratio 19

Expense Ratio was 43.9% for Q4 2020, a slight improvement over Q4 2019 Uptick in ceded rate drove NEP down slightly in Q4 Looking to reverse ceded rate trend with 1/1/21 renewal, given strong accident year results in 2020 In addition, growth in gross written premium (as evidenced in top line for Q4), will drive NEP growth to achieve greater economies of scale Ongoing efforts to reduce expense ratio by reducing absolute expenses through continued expense management as we drive down operating expenses overall Expense Ratio should decrease with reduction in total expenses coupled with growth in net earned premium base Q4 2020 Results Overview Expense Ratio 20

Debt Security Portfolio Allocation Net Investment Income for Q4 2020: $0.6M Highly liquid portfolio of investment grade debt securities Total cash & investment securities of $191.4M at December 31, 2020: Option adjusted duration: 3.6 years Average tax-equivalent yield: ~1.6% Average credit quality: AA+ Q4 2020 Investment Portfolio 21

Investment Thesis 22

Price to Book Ratios as of 2/23/2021 2x 4x 3x 1x Average: 1.3x Valuation of Specialty Insurance 23 5x

Aligned and Experienced Management Team Insiders own over 64% of outstanding stock 24

Why Conifer 25

Contact: Jessica Gulis (248) 559-0840 ir@cnfrh.com Appendix Income Statement Balance Sheet Summary Financial Information Adjusted Operating EPS 26

Net income of $3.3 million, or $0.34 per share, based on 9.7 million average shares outstanding For Q4 2020, adjusted operating loss was $2.5 million, or $0.26 per share Q4 2020 Income Statement 27

Shareholders’ equity of $44.4 million – book value of $4.59 a share $1.37 per share full valuation allowance against deferred tax assets not reflected in book value Total adjusted book value of $5.96 as of quarter ended December 31, 2020 December 31, 2020 Balance Sheet 28

Summary Financial Information 29

Definitions of Non-GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. Beginning in 2018, the change in fair value of equity securities, net of tax, and the deferred gain on losses ceded to the ADC are also excluded from net income to arrive at adjusted operating income. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted Operating Income 30